EX-12
                              RATIO OF EARNINGS TO FIXED CHARGES


                                                                                                          EXHIBIT 12


                                                             MERRILL LYNCH PREFERRED CAPITAL TRUST II
                                                              MERRILL LYNCH PREFERRED FUNDING II, L.P.
                                                               COMPUTATION OF RATIOS OF EARNINGS TO
                                                   COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                    (dollars in thousands)


                                             FOR THE THREE MONTHS ENDED               FOR THE THREE MONTHS ENDED
                                                   MARCH 30, 2001                           MARCH 31, 2000
                                          ----------------------------------       ----------------------------------
                                           MERRILL LYNCH     MERRILL LYNCH         MERRILL LYNCH      MERRILL LYNCH
                                            PREFERRED         PREFERRED             PREFERRED          PREFERRED
                                          CAPITAL TRUST II   FUNDING II, L.P.      CAPITAL TRUST II   FUNDING II, L.P.
                                          ----------------  ----------------       ----------------  ----------------
Earnings                                    $  6,186           $  7,261              $  6,186           $  7,252
                                            ========           ========              ========           ========



Fixed charges                               $      -           $      -              $      -           $      -

Preferred securities distribution
  requirements                                 6,000              6,186                 6,000              6,186
                                            --------           --------              --------           --------

Total combined fixed charges and
  preferred securities distributions        $  6,000           $  6,186              $  6,000           $  6,186
                                            ========           ========              ========           ========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                      1.03               1.17                  1.03               1.17



